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Pacer International, Inc.
Ratio of EBITDA to Cash Interest Expense                            Exhibit 12.2


                                                     Pro Forma      Pro Forma
                                                      for the      for the Six
                                                    Fiscal Year       Months
                                                     Ended Dec.     Ended June
                                                      25, 1998       25, 1999
                                                   -------------  --------------
EBITDA:
Income from Operations                               $ 55.0           $ 29.0

Plus:
       Depreciation and amortization                    9.8              4.8
                                                   -------------  --------------
                                                       64.8             33.8
Cash interest expense
       Interest expense                                30.1             14.9
       Less amortization of debt issuance costs        (1.6)            (0.8)
                                                   -------------  --------------
                                                       28.5             14.1

Ratio of EBITDA to Cash Interest Expense               2.3x             2.4x